UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PARKS! AMERICA, INC.

(Name of Registrant as Specified in its Charter)

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On March 12, 2024, Parks! America, Inc. (the “Company”) issued the below press release:

Parks! America, Inc. Issues 2024 Shareholder Letter

PINE MOUNTAIN, Georgia — March 12, 2024 — Parks! America, Inc. (OTCPink: PRKA), a leading operator of regional safari parks in the U.S., today issued its 2024 Shareholder Letter providing an update on the strategic direction of the Company for 2024 and on current developments.

Dear Parks! America Shareholders,

Since becoming the CEO of Parks! America in November of 2022, your Company encountered a challenging environment in 2023 ranging from a devastating EF3 tornado in March that hit our main property in Georgia causing a temporary shutdown, to an activist investor initiating a frivolous campaign of misinformation to essentially execute a hostile takeover of your company. We were able to safely reopen our Georgia property in just 20 days, due to the dedication and hard work of our employees and I am grateful for their outstanding efforts. I am pleased to report we are nearly fully recovered from all the tornado damage, and we fully expect to put this activist investor action behind us for the benefit of all Parks! America shareholders.

I am resolute in my commitment to steer Parks! America toward a brighter future, with enhanced shareholder value, grounded in transparency and integrity. I love this company, our valued employees and the unique entertainment and educational roles that our properties serve, and I am dedicated to enhancing those unique capabilities to the maximum extent possible.

I value your input and feedback tremendously, and I encourage you to continue sharing your perspectives with me. Your insights are invaluable as we navigate through this critical phase of our journey together. Rest assured that every decision I make is guided by our collective best interests and long-term success.

Now, let’s discuss some of the strategic initiatives we are implementing to drive long-term value for our shareholders. After years of neglect from our prior CEO we are making the necessary investments to restore our properties as desirable destinations for new and returning customers and to communicate with our loyal shareholders on a regular basis.

●	Investment in Park Assets and Amenities: We are committed to updating our park assets and amenities, which have been neglected in the past. In the near term, focus will be on improving infrastructure and facilities which were left neglected by my predecessor and enhancing the overall guest experience.

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●	Operational Efficiencies: We are working tirelessly to improve operational efficiencies across all our parks. By streamlining processes and optimizing resources, we aim to maximize productivity and profitability.

●	Enhanced Marketing and Brand Awareness: We are investing in marketing efforts to increase brand awareness and attract more visitors to our parks. This includes targeted digital campaigns, social media initiatives, and community engagement activities.

●	Customer Satisfaction: Our top priority is ensuring that every guest has an exceptional experience at our parks. We are focused on delivering outstanding customer service and creating memorable moments for visitors of all ages.

●	Shareholder Communications: While the prior CEO did not engage in consistent shareholder communications, we are dedicated to conducting Annual Shareholder Meetings – the first of which will take place on June 6, 2024. We have also initiated quarterly financial reporting conference calls to keep shareholders abreast of our operational performance and to consistently provide progress updates on the execution of our strategic business plan.

From a financial standpoint, our strong balance sheet is being negatively impacted by the frivolous claims from Focused Compounding, diverting valuable resources from the revitalization of our parks and shareholders. Focused Compounding is not qualified to run Parks! America, or any public company for that matter. To this point, FC has not presented a cogent strategic plan on how they intend to operate this company more effectively and profitably. They expect blind faith on the part of the shareholder base that they will successfully operate this company and enhance shareholder value. The FC team has no experience in operating a wildlife safari entertainment company and they have no experience in running a public company and all it involves from an operations and regulatory perspective.

But they are looking to take control of the Company to benefit themselves in some sort of a “liquidity event” transaction and “cash out” as they take advantage of existing investors that look at their shares as “free money” since the previous CEO did not manage the Company to grow and thrive. This Board and management team are dedicated to building a well-run company with transparency and best practices in corporate governance. Importantly, the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) each RECOMMENDED that PRKA shareholders vote “AGAINST” all FC’s proposals.

Looking ahead, we are committed to maintaining open communication with shareholders and potential investors. We welcome your feedback and encourage you to reach out to me directly at lisa@parksamerica.com or by phone at 216-402-3685. Your input is crucial as we continue to execute our strategic plan and drive sustainable growth and hope to maintain your support as we head into our June shareholder meeting.

Sincerely,

Lisa Brady

President and CEO

Parks! America, Inc.

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About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, http://www.animalsafari.com

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s annual report and other reports filed from time to time with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Lisa Brady,
President and Chief Executive Officer
(706) 663-8744

lisa@parksamerica.com

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”). In connection with the Company’s special meeting of stockholders, the Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2024 (the “Definitive Proxy Statement”). The Company also intends to file a definitive proxy statement and a WHITE Proxy Card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the 2024 Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE 2024 ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Stockholders will be able to obtain the definitive proxy statement with respect to the 2024 Annual Meeting and the Definitive Proxy Statement with respect to the Special Meeting, including any amendments or supplements to such proxy statements and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations/.

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